                            Consent of Independent Auditors


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus in Part A, and "Other Information - Independent Auditors" in Part B and to the incorporation by reference of our report dated January 18, 2001 on the financial statements and financial highlights of EquiTrust Variable Insurance Series Fund in Post Effective Amendment No. 19 to Form N-1A Registration Statement under the Securities Act of 1933 (No. 33-12791) and related Prospectus of EquiTrust Variable Insurance Series Fund.


                                                        /s/ Ernst & Young, LLP


Des Moines, Iowa
April 26, 2001